Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 31, 2023, relating to the consolidated financial statements of Drilling Tools International Holdings, Inc., which are contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Weaver and Tidwell, L.L.P.

Oklahoma City, Oklahoma

August 30, 2023

Weaver and Tidwell, L.L.P.

499 West Sheridan Avenue, Suite 2450 | Oklahoma City, OK 73102

Main: 405.594.9200

CPAs AND ADVISORS | WEAVER.COM